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                                                                    EXHIBIT 23.2

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2003, relating to the financial statements, which appears in the 2003 Annual Report to Shareholders, which is incorporated by reference in Curtiss-Wright Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated March 12, 2003, relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the headings 'Experts' in such Registration Statement.





                                                /s/ PRICEWATERHOUSECOOPERS, LLP
                                                    Florham Park, New Jersey
                                                    June 17, 2004